ANSLOW & JACLIN, LLP RICHARD I. ANSLOW
 Counselors at Law EMAIL: RANSLOW@ANSLOWLAW.COM

                                 GREGG E. JACLIN
                          EMAIL: GJACLIN@ANSLOWLAW.COM

May 1, 2006

Combined Opinion and Consent
Sew Cal Logo, Inc.
207 West 138th Street
Los Angeles, California 90061

Gentlemen:

You have requested our opinion, as counsel for Sew Cal Logo, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 25,974,026 shares of common stock issuable in connection with the conversion of promissory notes and 2,142,858 shares of common stock issuable in connection with the exercise of Warrants, all such shares sold by enumerated selling shareholders.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the notes are converted and the warrants are exercised and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

                                      By: /s/ Anslow & Jaclin, LLP
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                                          ANSLOW & JACLIN, LLP


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